EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by Infor, Inc. (“Infor”, “we”, “our”, “us” or the “Company”) to reflect our acquisition of Logicblox-Predictix Holdings, Inc. (“Predictix”), which was completed on June 27, 2016 (the “Acquisition”), and the related funding of a portion of the merger consideration. The Acquisition is more fully described in Item 1.01 of the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2016. The Acquisition merger consideration of $150.0 million was partially funded through a new capital contribution made to Infor’s parent company by its current equity holders, investment funds affiliated with Golden Gate Capital and investment funds affiliated with Summit Partners (the “Capital Contribution” and together with the Acquisition and the other related transactions, the “Transactions”).

The accompanying pro forma condensed combined financial information has been prepared by applying pro forma adjustments to the individual historical audited financial statements of Infor and audited and unaudited financial statements of Predictix. The unaudited condensed combined balance sheet as of April 30, 2016 has been prepared giving effect to the Transactions as if they had been completed on April 30, 2016. The unaudited pro forma condensed combined statement of operations of Infor for the fiscal year ended April 30, 2016 is presented to show how Infor might have looked if the Transactions had occurred on May 1, 2015, the first day of our fiscal 2016.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that we believe are factually supportable and directly attributable to the Transaction, as defined above. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations and are based on Infor’s historical audited financial statements for the fiscal year ended April 30, 2016, and Predictix’s historical audited financial statements for the year ended December 31, 2015 and Predictix’s historical unaudited financial statements for the three-month periods ended March 31, 2016 and 2015.

The unaudited pro forma condensed combined statements of operations do not include the following non-recurring items: (i) costs associated with the Transactions that are not capitalized as part of the Transactions; and (ii) adjustments related to deferred revenues that are not expected to have a recurring impact on earnings.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances as described more fully in the notes to our unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the Acquisition. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in preparation of these pro forma statements including Infor’s consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended April 30, 2016, filed with the SEC on June 23, 2016 (our “Form 10-K”), and Predictix’s consolidated financial statements contained in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 30, 2016

(in millions)	Infor (a)	Predictix (b)	Reclassification Adjustments (c)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$705.7	$1.4	$—	$(50.4	)(d)	$656.7
Accounts receivable, net	391.9	3.0	—	—		394.9
Prepaid expenses	151.2	0.3	—	—		151.5
Income tax receivable	61.2	—	—	—		61.2
Other current assets	22.9	—	—	—		22.9
Deferred tax assets	43.1	—	—	—		43.1

Total current assets	1,376.0	4.7	—	(50.4)		1,330.3
Property and equipment, net	125.0	0.3	—	—		125.3
Intangible assets, net	896.6	16.5	—	19.6	(e)	932.7
Goodwill	4,398.0	17.3	—	105.8	(e)	4,521.1
Deferred tax assets	76.1	—	—	—		76.1
Other assets	134.3	—	—	(25.0	)(f)	109.3

Total assets	$7,006.0	$38.8	$—	$50.0		$7,094.8

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$116.8	$2.2	$—	$—		$119.0
Income taxes payable	40.7	—	—	—		40.7
Accrued expenses	432.7	0.9	0.7	—		434.3
Accrued payroll liabilities	—	0.4	(0.4)	—		—
Deferred tax liabilities	1.3	—	—	—		1.3
Deferred revenue	936.7	—	2.0	—		938.7
Current portion of long-term debt	56.3	1.0	—	(1.0	)(g)	56.3

Total current liabilities	1,584.5	4.5	2.3	(1.0)		1,590.3
Long-term debt, net	5,653.7	1.8	—	(1.8	)(g)	5,653.7
Deferred tax liabilities	127.3	—	—	7.8	(h)	135.1
Other long-term liabilities	239.4	0.8	(0.3)	—		239.9
Deferred revenue	—	2.1	(2.0)	—		0.1

Total liabilities	7,604.9	9.2	—	5.0		7,619.1

Redeemable noncontrolling interests	140.0	—	—	—		140.0

Stockholders’ deficit:
Total Infor, Inc. stockholders’ deficit	(749.0)	29.6	—	45.0	(i)	(674.4)
Noncontrolling Interests	10.1	—	—	—		10.1

Total stockholders’ deficit	(738.9)	29.6	—	45.0		(664.3)

Total liabilities and stockholders’ deficit	$7,006.0	$38.8	$—	$50.0		$7,094.8

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year ended April 30, 2016

			Reclassification	Pro Forma
(in millions)	Infor (j)	Predictix (k)	Adjustments (l)	Adjustments		Pro Forma
Revenues
Software license fees and subscriptions	$615.7	$—	$11.3	$—		$627.0
Product updates and support	1,405.8	—	—	—		1,405.8

Software revenues	2,021.5	—	11.3	—		2,032.8
Consulting services and other fees	670.1	—	10.4	—		680.5
Revenues	—	21.7	(21.7)	—		—

Total revenues	2,691.6	21.7	—	—		2,713.3

Expenses
Cost of software license fees and subscriptions (1)	170.3	—	3.8	—		174.1
Cost of product updates and support fees (1)	248.9	—	—	—		248.9
Cost of consulting services and other fees (1)	563.2	—	10.2	—		573.4
Cost of revenues	—	14.0	(14.0)	—		—
Sales and marketing	433.5	—	2.7	—		436.2
Research and development	421.6	—	6.4	—		428.0
General and administrative	193.3	14.2	(9.1)	—		198.4
Amortization of intangible assets and depreciation	243.9	2.6	—	2.3	(m)	248.8
Restructuring costs	28.0	—	—	—		28.0
Acquisition-related and other costs	17.1	—	—	(0.4	)(n)	16.7

Total operating expenses	2,319.8	30.8	—	1.9		2,352.5

Income from operations	371.8	(9.1)	—	(1.9)		360.8
Interest expense, net	311.5	0.2	—	(0.2	)(o)	311.5
Other expense (income), net	75.9	0.4	—	—		76.3

Income (loss) before income tax	(15.6)	(9.7)	—	(1.7)		(27.0)
Income tax provision (benefit)	(48.8)	(2.0)	—	(0.7	)(p)	(51.5)

Net income (loss)	33.2	(7.7)	—	(1.0)		24.5
Net income attributable to noncontrolling interests	(2.0)	—	—	—		(2.0)

Net income (loss) attributable to Infor, Inc.	$35.2	$(7.7)	$—	$(1.0)		$26.5

(1)	Excludes amortization of intangible assets and depreciation, which are separately stated below.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of Transactions

On June 27, 2016, we completed our acquisition of Predictix, a provider of cloud-native, predictive, and machine-learning solutions for retailers, based in Atlanta, Georgia, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2016, by and among the Company, Infor Retail Holdings, Inc. (“Merger Sub”), Predictix and Fortis Advisors LLC, as seller representative. Under the Merger Agreement, Infor (US), Inc., a wholly owned subsidiary of Infor, acquired the remaining interest in Predictix for approximately $125.0 million in total consideration (the “Merger Consideration”). We funded a portion of the consideration related to the Acquisition through the proceeds of the Capital Contribution from our current equity holders discussed below, together with cash on hand. The Merger Consideration is exclusive of the $25.0 million that we invested in Predictix in fiscal 2016 when we acquired a 16.67% equity interest in Predictix pursuant to the previously disclosed Stock Purchase Agreement, dated as of January 18, 2016, by and among Infor Enterprise Applications, LP, which is an affiliate of the parent company of Infor, Predictix and the stockholder parties signature thereto.

The Merger Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K that we filed with the SEC on June 28, 2016.

On June 27, 2016, in connection with the Acquisition, Infor’s current equity holders, investment funds affiliated with Golden Gate Capital and investment funds affiliated with Summit Partners, made new capital contributions to Infor’s parent company, Infor Software Parent LLC. A portion of these funds were then contributed to Infor to partially fund the Acquisition.

Note 2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements have been prepared based on the historical financial information of Infor and Predictix giving effect to the Transactions and applying the assumptions and pro forma adjustments described in these footnotes. We believe that the assumptions used and the adjustments made are reasonable given the information available as of the date of this Form 8-K/A. Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations.

The financial periods required to be presented in this Form 8-K/A are based on Infor’s fiscal periods. Our fiscal year ends on April 30 while Predictix’s ends on December 31. As such, for the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended April 30, 2016, as filed with the SEC in our Form 10-K.

The unaudited pro forma condensed combined statement of operations presented herein includes our fiscal year ended April 30, 2016, and in order to meet the SEC’s pro forma requirements of combining operating results for Predictix for an annual period that ends within 93 days of the end of Infor’s latest fiscal period, Predictix’s 12 months ended March 31, 2016, which is calculated as follows: (i) Predictix’s audited consolidated statement of operations for the year ended December 31, 2015; plus (ii) the unaudited condensed consolidated statement of operations for the three months ended March 31, 2016; less (iii) the unaudited condensed consolidated statement of operations for the three months ended March 31, 2015.

The unaudited pro forma condensed combined balance sheet as of April 30, 2016 is based on our audited balance sheet as of that date and includes Predictix’s unaudited condensed consolidated balance sheet as of March 31, 2016, and gives effect to the Transactions as if they occurred on April 30, 2016. The pro forma adjustments give effect to events that are directly attributable to the Transactions and are factually supportable.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended April 30, 2016, is based on the historical financial results of Infor and Predictix after giving effect to the Transactions as if they had occurred on May 1, 2015, the first day of our prior fiscal year. These pro forma statements of operations are based on the assumptions and adjustments which give effect to events that are: directly attributable to the Transactions; expected to have a continuing impact; and factually supportable, as described in the accompanying notes.

The Acquisition has been accounted for using the acquisition method of accounting based on ASC 805 which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed was used by management to prepare the unaudited condensed combined financial information. The pro forma purchase price allocation below has been developed based on these preliminary estimates of fair value using the unaudited condensed consolidated financial statements of Predictix as of March 31, 2016. Final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed are subject to revision based upon management’s completed analysis and calculations. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material.

The preliminary purchase price and purchase price allocation are presented as follows:

Preliminary purchase price

(in millions)
Predictix	$150.0

Total purchase price	$150.0

Preliminary purchase price allocation

(in millions)
Fair value of assets acquired and liabilities assumed:
Current assets	$4.7
Other non-current assets	0.3
Identified intangible assets acquired	36.1
Current liabilities assumed	(5.8)
Long-term liabilities assumed	(8.4)

Total fair value of net assets acquired	26.9
Goodwill	123.1

Total purchase price	$150.0

We have determined that goodwill arising from the Acquisition will not be deductible for tax purposes.

Note 3. Pro Forma Adjustments and Assumptions

Unaudited pro forma condensed combined balance sheet

(a)	Represents the audited consolidated balance sheet of Infor as of April 30, 2016.

(b)	Represents the unaudited consolidated balance sheet of Predictix as of March 31, 2016.

(c)	Represents the reclassification of certain of Predictix’s accounts in order to conform to similar account classifications in Infor’s financial statement presentation including reclassification of the following:

(1)	Represents the reclassification of Predictix’s accrued payroll liabilities and a portion of other long-term liabilities to accrued expenses; and

(2)	Represents the reclassification of Predictix’s deferred revenue to current deferred revenue.

(d)	Represents the net change in cash and cash equivalents, calculated as follows:

(in millions)
Purchase of Predictix (1)	$(150.0)
Payment of transaction fees and expenses (2)	(2.4)
Proceeds from the Capital Contribution made in connection with the Acquisition (3)	77.0
Amount previously paid for initial investment in Predictix (4)	25.0

Net adjustment to cash and cash equivalents (5)	$(50.4)

(1)	Represents cash purchase consideration to consummate the Acquisition.
(2)	Represents the payment of costs and expenses associated with the Acquisition.
(3)	Represents the aggregate amount of the Capital Contribution made by our equity holders in conjunction with the Acquisition.
(4)	Represents the amount previously paid for our initial investment in Predictix.
(5)	Pro forma cash and cash equivalents as of April 30, 2016 do not reflect any changes in such amounts for either Infor since that date or for Predictix since March 31, 2016.

(e)	Represents the net pro forma adjustments for the fair value of the identifiable intangible assets that were acquired along with the goodwill as determined above. The Acquisition has been accounted for as a purchase in accordance with ASC 805. The estimated fair values of the identifiable intangible assets are based on management’s best estimate of the fair value for the preparation of the pro forma financial information and are subject to revision based on management’s completed analyses and final accounting for the Acquisition. We have allocated the excess of the purchase price over the fair values of the assets acquired and liabilities assumed to goodwill, which represents operating efficiencies expected to be realized. The respective net adjustments to intangible assets and goodwill have been calculated as follows:

(in millions)	Intangible Assets
Fair value of acquired intangible assets	$36.1
Elimination of Predictix’s pre-acquisition intangible assets	(16.5)

Net adjustment to intangible assets	$19.6

(in millions)	Goodwill
Goodwill (as determined above)	$123.1
Elimination of Predictix’s pre-acquisition goodwill	(17.3)

Net adjustment to goodwill	$105.8

(f)	Represents the adjustment required to eliminate the original investment in Predictix that we made in the third quarter of fiscal 2016. The offset is to goodwill as the initial investment is included in the total purchase price reflected above.

(g)	Represents the net adjustment to total debt associated with the repayment of Predictix’s existing debt, calculated as follows:

(in millions)
Repayment of Predictix’s current portion of existing long-term debt	$(1.0)

Net adjustment to current portion of long-term debt	$(1.0)

(in millions)
Repayment of Predictix’s existing long-term debt	$(1.8)

Net adjustment to long term debt, net	$(1.8)

(h)	Represents the change in long-term deferred tax liabilities associated with the fair value adjustments to definite-lived intangible assets, calculated at a blended statutory tax rate of 40.0%.

(i)	Represents the net adjustment to stockholders’ deficit in conjunction with the Acquisition, calculated as follows:

(in millions)
Historical Predictix stockholders’ deficit	$(29.6)
Non-capitalizable transaction costs charged to equity (1)	(2.4)
Capital Contribution made in connection with the Acquisition (2)	77.0

Net adjustment to stockholders’ deficit	$45.0

(1)	Represents the transaction costs incurred by Infor associated with the Acquisition that were not capitalized.
(2)	Represents the Capital Contribution made by our equity holders in conjunction with the Acquisition.

Unaudited pro forma condensed combined statements of operations

(j)	Represents the audited consolidated results of operations of Infor for the fiscal year ended April 30, 2016.

(k)	Represents the unaudited consolidated results of operations of Predictix for the 12-month period ended March 31, 2016, which is calculated as follows: (i) Predictix’s audited consolidated statement of operations for the year ended December 31, 2015; plus (ii) the unaudited condensed consolidated statement of operations for the three months ended March 31, 2016; less (iii) the unaudited condensed consolidated statement of operations for the three months ended March 31, 2015.

(l)	Represents the reclassification of certain of Predictix’s accounts in the statements of operations for the 12-month period ended March 31, 2016 in order to conform to similar account classifications in Infor’s statement of operations presentation, including reclassification of the following:

(1)	Represents the reclassification of Predictix’s subscription-based revenues to software license fees and subscriptions;

(2)	Represents the reclassification of Predictix’s professional services and transaction-based revenues to consulting services and other fees;

(3)	Represents the reclassification of Predictix’s cost of subscription-based revenues to cost of software license fees and subscriptions;

(4)	Represents the reclassification of Predictix’s cost of professional services and transaction-based revenues to cost of consulting services and other fees; and

(5)	Represents the reclassification of Predictix’s selling, general and administrative expenses to sales and marketing, research and development, and general and administrative;

(m)	Represents the net adjustment to amortization expense related to the change in fair value or new identifiable intangible assets acquired in the Acquisition. The pro forma amortization expense was calculated on a straight-line basis using the new intangible assets’ range of estimated useful lives of three to twelve years with a weighted average estimated useful life of 9.3 years. The amounts allocated to the identifiable intangible assets and the estimated useful lives are based on preliminary fair value estimates under the guidance of ASC 805. The calculation of the net adjustment to amortization expense is as follows:

(in millions)	Fiscal Year Ended April 30, 2016
Amortization of Predicitx’s intangible assets	$4.8
Less: Predictix’s historic amortization of intangible assets	(2.5)

Net adjustment to amortization of intangible assets	$2.3

(n)	Represents Infor’s non-recurring expenses recorded in the period directly attributable to the Acquisition.

(o)	Represents the adjustment to eliminate interest expense related to Predictix’s existing debt repaid as part of the Acquisition.

(p)	Represents the adjustment to income taxes to reflect the unaudited pro forma adjustments at a blended statutory tax rate of 40.0%.